Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 28 September 2012 relating to the consolidated financial statements, which appears in Prima BioMed Ltd’s Annual Report on Form 20-F for the year ended 30 June 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

28 August 2013